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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of New England Realty Associates Limited Partnership (the "Partnership") each hereby certifies for the quarterly period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald Brown, as the President and a Director of the Partnership, and Harold Brown, as Treasurer and Director of the Partnership, each hereby certifies, pursuant to U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

November 10, 2008	By:	/s/ RONALD BROWN Ronald Brown Principal Executive Officer (President and Director of the Partnership's General Partner, NewReal, Inc.)
November 10, 2008	By:	/s/ HAROLD BROWN Harold Brown Principal Financial Officer (Treasurer and Director of the Partnership's General Partner, NewReal, Inc.)

        This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposed of § 18 of the Securities Exchange Act of 1934, as amended.

        A signed original of this written statement required by § 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1